EX-35 (a) Servicer Compliance Statement

COUNTRYWIDE HOME LOANS
400 Countrywide Way
Simi Valley, California 93065-6298

February 28, 2007

BANK OF NEW YORK
101 BARCLAY ST, 4th FLOOR WEST
NEW YORK, NY 10286

Courtney Bartholomew

OFFICERS CERTIFICATE

I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the “Servicer”). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s) set forth on Exhibit A attached hereto (the “Servicing Agreement”) that:

(a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and

(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.

/s/ Joseph Candelario

First Vice President
Compliance Officer
Loan Administration

See Deal Name listing on following page.

Exhibit A

SAMI II 2006

BONY (HARBORVIEW 2006-CBI) GI

BONY (HARBORVIEW 2006—CB1) G2